As filed with the Securities and Exchange Commission on March 25, 2022

No. 333-262583

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ArcLight Clean Transition Corp. II*

(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	98-1578357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 55th Floor
Boston, Massachusetts 02116
617-531-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Erhard
Chief Executive Officer
200 Clarendon Street, 55th Floor
Boston, Massachusetts 02116
617-531-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Julian J. Seiguer, P.C. Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Tel: (713) 836-3600	Jennifer Wu Kirkland & Ellis LLP 401 Congress Avenue Austin, TX 78701 Tel: (512) 678-9100	T. Allen McConnell, P.C. Sheppard, Mullin, Richter & Hampton LLP 2200 Ross Avenue 20th Floor Dallas, TX 75201 Tel: (469) 391-7440	John H. Booher, Esq. Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center 17th Floor San Francisco, CA 94111 Tel: (650) 815-2651

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (“Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*

Immediately prior to the consummation of the transactions contemplated by that certain business combination agreement, dated as of December 2, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “BCA” or the “Business Combination Agreement”), by and among ArcLight, OPAL Fuels LLC, a Delaware limited liability company (“OPAL Fuels”), and OPAL HoldCo LLC, a Delaware limited liability company and, as of the date of signing, the sole member of OPAL Fuels (“OPAL HoldCo”) (collectively, the “Business Combination”), ArcLight intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which ArcLight’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which continuing entity will be renamed “OPAL Fuels Inc.” following the Effective Time (as defined in the accompanying proxy statement/prospectus). As used herein, “New OPAL” refers to ArcLight after giving effect to the Business Combination.

EXPLANATORY NOTE

ArcLight Clean Transition Corp. II is filing this Amendment No. 1 to its registration statement on Form S-4 (File No. 333-262583) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the registration statement, the signature page to the registration statement and the filed exhibits. The remainder of the registration statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Existing Organizational Documents provided for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Existing Organizational Documents. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of December 2, 2021, by and among ArcLight, OPAL Fuels and OPAL HoldCo (included as Annex A to the proxy statement/prospectus).
3.1	Amended and Restated Memorandum and Articles of Association of ArcLight (included as Annex B to the proxy statement/prospectus).
3.2	Form of Certificate of Incorporation of New OPAL, to become effective upon Domestication (included as Annex C to the proxy statement/prospectus).
3.3	Form of Bylaws of New OPAL, to become effective upon Domestication (included as Annex D to the proxy statement/prospectus).
4.1*	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by the Registrant on March 8, 2021).
4.2*	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by the Registrant on March 8, 2021).
4.3*	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by the Registrant on March 8, 2021).
4.4*	Warrant Agreement between Continental Stock Transfer & Trust Company and ArcLight Clean Transition Corp. II, dated March 22, 2021 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 26, 2021).
4.5**	Form of Certificate of Corporate Domestication of ArcLight, to be filed with the Secretary of the State of Delaware.
5.1**	Opinion of Kirkland & Ellis LLP.
8.1**	Tax Opinion of Kirkland & Ellis LLP
10.1**	Form of New OPAL Indemnification Agreement.
10.2	Form of 2022 Omnibus Equity Incentive Plan (included as Annex I to the proxy statement/prospectus).
10.3*	Sponsor Letter Agreement, dated as of December 2, 2021, by and among ArcLight CTC Holdings II, L.P., ArcLight Clean Transition Corp. II and certain other parties thereto (incorporated by referenced to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant on March 26, 2021 and included as Annex J to the proxy statement/prospectus).

Exhibit Number	Description
10.4	Form of Subscription Agreement (included as Annex E to the proxy statement/prospectus).
10.5	Form of Tax Receivable Agreement (included as Annex F to the proxy statement/prospectus).
10.6	Form of Investor Rights Agreement (included as Annex G to the proxy statement/prospectus).
10.7	Form of Second A&R LLC Agreement of OPAL Fuels (included as Annex H to the proxy statement/prospectus).
10.8	Delayed Draw Term Loan and Guaranty Agreement, dated October 22, 2021, by and among Opal Fuels Intermediate Holdco LLC, the Guarantors named on the signature pages thereto, and the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent for the Lenders.
10.9	Amendment No. 1 to Delayed Draw Term Loan and Guaranty Agreement and Waiver, dated February 1, 2022.
10.10#	Environmental Attributes Purchase and Sale Agreement, dated November 29, 2021, by and between, on the one hand, NextEra Energy Marketing, LLC and, on the other hand, TruStar Energy LLC and Opal Fuels LLC.
10.11#	Administrative Services Agreement, dated December 31, 2021, by and between Opal Fuels and Fortistar Services 2 LLC.
10.12#	Indemnification and Hold Harmless Agreement, dated December 31, 2020, by and between OPAL Fuels LLC and Fortistar LLC.
10.13#	Flue Gas Offtake and Preferred Partner Agreement, dated November 29, 2021, by and between CarbonFree Chemicals Holdings, LLC and OPAL Fuels LLC.
21.1*	List of subsidiaries of ArcLight.
23.1*	Consent of Marcum LLP, independent registered accounting firm for ArcLight.
23.2*	Consent of BDO USA, LLP, independent registered accounting firm for OPAL Fuels LLC.
23.3*	Consent of BDO USA, LLP, independent auditor for Beacon RNG, LLC.
23.4**	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).
23.5**	Consent of Kirkland & Ellis LLP (included as part of Exhibit 8.1).
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1**	Form of Proxy for Special Meeting.
99.2**	Consent of Mark Comora as designee to New OPAL board of directors.
99.3**	Consent of Nadeem Nisar as designee to New OPAL board of directors.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
107*	Filing fee table.

*	Previously filed.
**	To be filed by amendment.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h)	That, every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(j)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 25th day of March, 2022.

ARCLIGHT CLEAN TRANSITION CORP. II

By:	/s/ John F. Erhard
Name:	John F. Erhard
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

*	Chairman Director	March 25, 2022
Daniel R. Revers

*	Chief Executive Officer and President	March 25, 2022
John F. Erhard	(Principal Executive Officer)

/s/ Marco F. Gatti	Chief Financial Officer	March 25, 2022
Marco F. Gatti	(Principal Financial Officer and Accounting Officer)

*	Director	March 25, 2022
Arno Harris

*	Director	March 25, 2022
Ja-Chin Audrey Lee

*	Director	March 25, 2022
Brian Goncher

*	Director	March 25, 2022
Steven Berkenfeld

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on February 8, 2022.

By:	/s/ Marco F. Gatti	Attorney-in-fact	March 25, 2022
Marco F. Gatti